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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-43290, 33-65380, 33-65382 and 33-80433) pertaining to Health
Management Associates, Inc. Retirement Savings Plan and various employee and directors stock option plans of Health Management Associates, Inc. of our report dated October 22, 1999 (except for Note 3 as to which the date is November 30, 1999) with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999.


                                             ERNST & YOUNG LLP


Atlanta, Georgia
December 20, 1999